UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 29, 2025

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2025, the Board of Directors (the “Board”) of Vivic Corp. (the “Company”) accepted the resignation of Mr. Chuen-Huei Lee from his position as a Director of the Company. Mr. Lee’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

The resignation letter of Mr. Chuen-Huei Lee is filed herewith as Exhibit 17.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Resignation letter of Chuen-Huei Lee, dated October 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2025

VIVIC CORP.

By:	/s/ Chen-Hon Chuang
Chen-Hon Chuang
Chief Executive Officer and Chief Financial Officer